REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM




Shareholders and Board of Trustees
WesMark Funds
Pittsburgh, Pennsylvania


In planning and performing our audit of the
financial statements of WesMark Small Company Growth
Fund, WesMark Growth Fund, WesMark Balanced Fund,
WesMark Government Bond and WesMark
West Virginia Municipal Bond Fund, each a
series of shares of WesMark Funds,
for the year ended
January 31, 2007, in accordance with the
standards of the Public Company
Accounting Oversight Board
(United States), we considered its internal
control over financial reporting,
including control activities for
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our
opinion on the financial statements and
to comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion on the
effectiveness of the Fund's internal
control over financial
reporting.   Accordingly,
we express no such opinion.

The management of the Funds is responsible
for establishing and maintaining
effective internal control
over financial reporting.   In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected benefits and related costs of controls.
A company's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.
Such internal control includes
policies and procedures that provide
reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of inherent limitations, internal
control over financial reporting
may not prevent or detect
misstatements.   Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A significant deficiency is a control
deficiency, or combination of
control deficiencies, that adversely
affects the company's ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected.
A material weakness is a
significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.










Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of January 31, 2007.

This report is intended solely for the
information and use of management,
Shareholders and Board of
Trustees of WesMark Funds and the
Securities and Exchange Commission,
and is not intended to be and
should not be used by anyone other
than these specified parties.






TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 19, 2007

























Shareholders and Board of Trustees
WesMark Funds
Page Two